SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2002

Asia Global Crossing Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	000-30994 (Commission File Number)	98-022-4159 (IRS Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton, Bermuda (Address of Principal Executive Offices)	HM12 (Zip Code)

Registrant’s telephone number, including area code (441) 296-8600

Item 5. Other Events.

     On April 29, 2002, Hutchison Telecommunications Limited, a wholly-owned subsidiary of Hutchison Whampoa Limited, and Asia Global Crossing Ltd. (“Asia Global Crossing”) issued a joint press release announcing that Hutchison will, subject to certain closing conditions, acquire Asia Global Crossing’s stake in their respective joint venture companies in Hong Kong, namely Asia Global Crossing’s 50 percent interest in Hutchison Global Crossing, its 42.5 percent interest in ESD Services and its 50 percent interest in Hutchison GlobalCenter, for a total consideration of US$120 million in cash. In connection with the proposed transaction, Asia Global Crossing will assign to Hutchison Telecommunications Limited Asia Global Crossing’s shareholder loans made to ESD Services and Hutchison GlobalCenter, which in the aggregate are approximately US$27 million. There are no assurances that the conditions for this transaction will be met or that this transaction will close.

     A copy of the Hutchison Whampoa/Asia Global Crossing joint press release, dated April 29, 2002, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Hutchison Whampoa/Asia Global Crossing Joint Press Release, dated April 29, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL CROSSING LTD.

By:	/s/ Stefan Riesenfeld

Name: Stefan Riesenfeld Title: Chief Financial Officer

Dated: April 29, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Hutchison Whampoa /Asia Global Crossing Joint Press Release, dated April 29, 2002